Exhibit 10.17

FOSTER WHEELER INC.

STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT (this “Agreement”), dated as of the 23rd day of December 2003, between Foster Wheeler Inc., a Delaware corporation, located at Perryville Corporate Park, Clinton, New Jersey (the “Company”) and Bernard H. Cherry (“Optionee”).

     WHEREAS, the Optionee previously entered into an employment agreement (“Employment Agreement”) with Foster Wheeler Ltd. (the “Parent”),

     WHEREAS, in accordance with the Employment Agreement between Foster Wheeler Ltd. and Bernard H. Cherry and per the Parent’s Compensation Committee authorization, the Company wishes to grant to the Optionee an option to purchase common shares of Foster Wheeler Ltd.

     NOW, THEREFORE, it is agreed as follows:

1.     Option. Pursuant to this Agreement and subject to the terms and conditions hereof, the Company hereby grants to Optionee on December 23, 2003, this non-qualified stock option ("Option”) to purchase 100,000 common shares of Parent at $1.205 per share, which is the mean of the high and low sale prices of the Common Shares of Parent on November 4, 2003, the effective date as defined in the Employment Agreement.

2.     Exercise of Option. This Option shall become exercisable (“vest”), in stages. Except as provided in Section 4 hereof, a portion of the Option representing 25,000 shares shall vest on each date immediately preceding each of the first through fourth anniversaries of December 23, 2003. This Option expires ten (10) years from the date hereof.

     This Option may be exercised, to the extent exercisable in accordance with this Agreement, in whole or part, by written notice to the Company, except that this Option shall not be exercisable if, in the opinion of counsel for the Company, exercise of this Option or delivery of shares pursuant thereto might (i) result in a violation of any law or regulation of an agency of government or (ii) have an adverse effect on the listing status or qualification of Parent shares on any securities exchange.

3.     Payment of Purchase Price. Payment for shares as to which this Option is exercised shall be made at the time written notice of exercise is given. The option price shall be paid upon exercise (i) in cash in U.S. dollars, or (ii) in common shares of Parent owned of record by the Optionee and purchased or held for the requisite period of time as necessary to avoid a charge to the Company’s, Parent’s or any of their affiliate’s earnings for financial reporting. Such common shares shall be valued at the mean of the high and low sale prices of such shares on the day of exercise. At the time of receipt of common shares upon exercise of the Option, the Optionee shall be required to pay to, or as directed by, the Company in cash any taxes of any kind required by law to be withheld with respect to such shares, or make arrangements satisfactory to the Board of Directors of the Company (the “Board”) regarding payment of such taxes, and the Company and Parent shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee.

4.     Termination of Employment. Following any termination of the Optionee’s employment, the Optionee shall be entitled to vested options in accordance with the provisions discussed below and all unvested options shall expire.

a) If the Optionee’s employment is terminated without Cause (as defined in the Employment Agreement) or by the Optionee for Good Reason (as defined in the Employment Agreement), and if the termination is within one year of the termination or retirement of Raymond J. Milchovich, Optionee shall be provided full vesting of the granted stock options which Optionee may exercise for a period of two years following the Termination Date. If the termination is beyond one year from the termination or retirement of Raymond J. Milchovich, then the Optionee may exercise only the then vested stock options for a period of two years following the Termination Date. All unvested Options shall expire.

b) In the event of death of the Optionee while an employee of the Company or a subsidiary or an affiliate of the Company or if the Optionee’s employment with the Company or any such subsidiary or affiliate shall terminate by reason of disability (as determined by the Compensation Committee or the Parent’s Board, the Option may be exercised, in the case of death, by the legatee or legatees of the Optionee under his last will or by the Optionee’s personal representatives or distributees, in accordance with the vesting schedule in section 2 hereof after the Optionee’s death or termination of employment due to disability until the expiration date of the Option.

c) If the Optionee’s employment with the company or a subsidiary or affiliate of the Company shall terminate by reason of retirement under a pension or retirement plan of the Company or such a subsidiary or an affiliate (or retirement as otherwise determined by the Compensation Committee or the Company Board), the Option, to the extent exercisable in accordance with the vesting schedule in Section 2 hereof as of the date of such termination of employment, may be exercised after such termination until the expiration date of the Option.

d) In the event the Optionee’s employment is terminated for Cause (as defined in the Employment Agreement) or the Optionee terminates his employment other than for Good Reason (as defined in the Employment Agreement), this Option, to the extent unvested shall be immediately forfeited and the remainder of the Option, to the extent unexercised on the date which is ninety (90) days after such termination, shall be forfeited.

               Notwithstanding the foregoing provisions of this Section 4, under no circumstances shall this Option be exercised after the expiration date stated in Section 2 hereof.

     5.     Investment Representations. If at the time of exercise of all or part of the Option the common shares of Parent are not registered under the Securities Act and/or there is no current prospectus in effect under the Securities Act with respect to the common shares, the Optionee shall execute, prior to the issuance of any such shares to the Optionee, an agreement (in such form as the Board may specify) in which the Optionee, among other things, represents, warrants and agrees that the Optionee is purchasing or acquiring the shares acquired under this Agreement for the Optionee’s own account, for investment only and not with a view to the resale or distribution thereof, that the Optionee has knowledge and experience in financial and business matters, that the Optionee is capable of evaluating the merits and risks of owning any such shares purchased or acquired under this Agreement, that the Optionee is a person who is able to bear the economic risk of such ownership and that any subsequent offer for sale or distribution of any such shares shall be made only pursuant to (a) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the shares being offered or sold, or (b) a specific exemption from the registration requirements of the Securities Act, it being understood that to the extent any such exemption is claimed, the Optionee shall, prior to any offer for sale or sale of such shares, obtain a prior favorable written opinion, in the form and substance satisfactory to the Board, from counsel acceptable to the Board, as to the applicability of such exemption thereto.

     6.     Recapitalization. In the event of changes in Parent common shares by reason of share dividends, split-ups or combination of shares, reclassifications, recapitalizations, mergers, consolidations, reorganizations or liquidations, appropriate adjustments shall be made by the Board in (a) the number and class of shares to which Optionee shall thenceforth be entitled upon exercise of this Option, and (b) the price which the Optionee shall be required to pay upon exercise. Whether any adjustment or modification is required as a result of the occurrence of any of the events heretofore specified, and the amount thereof, shall be determined, in good faith, by the Board, which determination shall be final, binding and conclusive.

     7.     Continued Employment. So long as the Optionee shall continue to be an employee of Parent, the Company or a subsidiary or affiliate of Parent, the Option shall not be affected by (i) any change of duties or position, or (ii) any temporary leave of absence approved by each employing corporation and by the Board. Nothing in this Agreement shall confer upon the Optionee any right to continue in the employ of Parent, the Company or a subsidiary or affiliate of Parent or interfere in any way with the right of Parent, the Company or each such subsidiary or affiliate to terminate the Optionee's employment at any time, with or without cause.

     8.     Transferability. This Option is not transferable by Optionee except by will or by the laws of descent and distribution and is exercisable during Optionee’s lifetime only by him or a court appointed guardian. No assignment or transfer by Optionee of this Option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, except by will or by the laws of descent and distribution, shall vest in the assignee or transferee any interest or right herein whatsoever. Upon any attempt to assign or transfer this Option, the Option shall forthwith terminate.

     9.     Rights as a Shareholder. Optionee shall not be deemed for any purpose to be a shareholder of Parent except to the extent that this Option shall have been exercised in accordance with this Agreement.

     10.     Corporate Action by Parent. Existence of this Option shall not impair the right of Parent or its shareholders to make adjustments, recapitalizations, reorganizations or other changes in its capital structure or business, to consummate any merger or consolidation of Parent, to issue bonds, debentures, preferred or prior preference stocks ahead of or affecting the common shares or the rights thereof, to dissolve or liquidate Parent, to sell or transfer all or any part of its assets or business, or to do or take any other corporate act or proceeding it or they might have done or taken if this Option was not in existence.

     11.     Change of Control. During the 60-day period from and after a Change of Control as defined in this Section 11 (the “Exercise Period”), the Optionee shall have the right, whether or not this Option is fully exercisable and in lieu of the payment of the exercise price for the common shares being purchased under the Option and by giving written notice to the Company, to elect (within the Exercise Period) to surrender all or part of this Option to the Company and to receive cash, within 30 days of such written notice, in an amount equal to the amount by which the Change of Control Price per common share, as defined in this Section 11, on the date of such election shall exceed the exercise price per common share under the Option (the “Spread”) multiplied by the number of common shares subject to the Option as to which the right granted under this Section 11 shall have been exercised.

     Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control, the Option outstanding as of the date such Change of Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the Option.

     A “Change of Control” shall mean:

     (a)     The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of Parent where such acquisition causes such Person to own 20% or more of the combined voting power of the then outstanding voting securities of Parent entitled to vote generally in the election of directors (the “Outstanding Parent Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not be deemed to result in a Change of Control: (i) any acquisition directly from Parent or any corporation or other legal entity controlled, directly or indirectly, by Parent, (ii) any acquisition by Parent or any corporation or other legal entity controlled, directly or indirectly, by Parent, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Parent or any corporation or other legal entity controlled, directly or indirectly, by Parent or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (c) below; and provided, further, that if any Person’s beneficial ownership of the Outstanding Parent Voting Securities reaches or exceeds 20% as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of Parent, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Parent Voting Securities; or

     (b)     individuals who, as of May 25, 2001, constitute the Board of Directors of Parent (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of Parent; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by Parent’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of Parent; or

     (c)     the approval by the shareholders of Parent of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Parent (“Business Combination”) or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Parent Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns Parent or all or substantially all of Parent’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Parent Voting Securities, (ii) no Person (excluding any (x) corporation owned, directly or indirectly, by the beneficial owners of the Outstanding Parent Voting Securities as described in clause (i) immediately preceding or (y) employee benefit plan (or related trust) of Parent or such corporation resulting from such Business Combination, or any of their respective subsidiaries) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of Parent, providing for such Business Combination; or

     (d)     approval by the shareholders of Parent of a complete liquidation or dissolution of Parent.

     For purposes of this Agreement, “Change of Control Price" means the higher of (i) the highest reported sales price, regular way, of a common share of Parent in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed during the 60-day period prior to and including the date of a Change of Control, or (ii) if the Change of Control is the result of a tender or exchange offer or a Business Combination, the highest price per Common Share paid in such tender or exchange offer or Business Combination; provided, however, that if the Optionee is an officer or director of the Company or Parent and is subject to Section 16(b) of the Exchange Act and the Option was granted within 240 days of the Change of Control, the Change of Control Price for the Option shall be the fair market value of the common shares on the date the Option is exercised or deemed exercised. To the extent that the consideration paid in any such transaction described above consists in whole or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Board.

     12.     Administration Disputes. This Agreement and the Option shall be administered and interpreted exclusively by the Compensation Committee of the Board of Parent, which shall have discretionary authority concerning all matters relating to the Option, and whose actions and decisions shall be final and conclusive. Any controversy, claim or dispute issues arising out of or relating to this Option shall be resolved in accordance with the Dispute Resolution Procedure set forth in the Employment Agreement.

     13.     Terms and Conditions. This Agreement is subject to all terms and conditions of the Employment Agreement.

     14.     Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by the laws of the State of New Jersey without regard to the principles of conflicts of law which might otherwise apply.

     15.     Notice. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail to the Company at the office of the Secretary of Foster Wheeler Inc., Perryville Corporate Park, Clinton, New Jersey 08809-4000, and to the Optionee at his principal residence as reflected in the records of Parent.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized Officers and Optionee has hereunto set his hand, as of the day and year first above written.

FOSTER WHEELER INC.

By: /S/ Raymond J. Milchovich
Raymond J. Milchovich
Chairman, President and CEO

/S/ Bernard H. Cherry
Bernard H. Cherry
Optionee

ATTEST:

/S/ Lisa Fries Gardner
 Secretary